UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2008

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard
Los Angeles California		90010
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name of former address, if changed since last report)

      Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 5.02(e). Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2008, the Board of Directors of Hanmi Financial Corporation appointed Mr. Robert Abeles as a Class II director.  A veteran banker, Mr. Abeles previously served First Interstate Bank of California as its Executive Vice President and Chief Financial Officer. More recently, Mr. Abeles has served as the Chief of Staff to the CEO at IndyMac Bank, Interim CFO at The J. Paul Getty Trust, Executive Vice President and Chief Financial Officer at Kindercare Learning Centers, Inc. and Executive Vice President and Chief Financial Officer of Transamerica Life Companies. A press release dated April 25, 2008, regarding Mr. Abeles’s appointment is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by this reference.
There is no arrangement or understanding between Mr. Abeles and any other person pursuant to which Mr. Abeles was appointed as a director. There are no transactions in which Mr. Abeles has an interest requiring disclosure under Item 404(a) of Regulation S-K.
       Item 9.01. Financial Statements and Exhibits.
       (d) Exhibits.
99.1     Press release of April 25, 2008 announcing appointment of Mr. Robert Abeles

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2008	Hanmi Financial Corporation

	By:	/s/ Chung Hoon Youk Chung Hoon Youk
Interim President and Chief Executive Officer